UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NUTRITION 21, INC.

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NUTRITION 21, INC.
NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at the Union League Club, 38 East 37th Street, New York, New York, at 10:00 A.M. on November 9, 2006 for the following purposes as set forth in the accompanying Proxy Statement:

1.	To elect six directors;

2.
To ratify the selection and appointment by the Company's Board of Directors of J. H. COHN LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of the Company's Common Stock at the close of business on September 22, 2006 will be entitled to vote at the meeting.

By Order of the Board of Directors

BENJAMIN T. SPORN,
Secretary

Dated: October 4, 2006

NUTRITION 21, INC.
4 Manhattanville Road
Purchase, New York 10577
___________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 9, 2006

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Nutrition 21, Inc. (the “Company”) to be held at the Union League Club, 38 East 37th Street, New York, New York, at 10:00 A.M. on November 9, 2006, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying materials are being mailed on or about October 9, 2006.

Record Date

Shareholders of record at the close of business on September 22, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of September 21, 2006, the Company's voting securities outstanding totaled 57,451,823 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Quorum

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all matters. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

Right to Revoke Proxies

Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

PROPOSAL 1

ELECTION Of DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his/her choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Principal Shareholders and Share Ownership of Directors and Officers."

The directors serve for a term of one year and until their successors are duly elected and qualified. On November 3, 2005, Gail Montgomery resigned as a director and officer of the Company. The Board of Directors held 12 meetings in the fiscal year ended June 30, 2006. During the fiscal year ended June 30, 2006, each member of the Board of Directors attended at least 75% or more of the Board meetings and meetings of each Committee of the Board on which the Director serves, except for Marvin Moser, MD, who attended seven meetings of the Board. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of shareholders. All incumbent directors attended last year's annual meeting.

There are no family relationships among directors, nominees or executive officers. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as such.

All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position(s) with the Company and other principal affiliations are set forth below.

Director Independence

The Board of Directors has determined that each of P. George Benson, PhD; John L. Cassis, Warren D. Cooper, MD; Audrey T. Cross, PhD; John H. Gutfreund; and Marvin Moser, MD, is an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Name and Age of
Nominee for Election	Director Since	Position(s)

P. George Benson, PhD (60)	1998	Dean, Terry College of Business,
		University of Georgia

John L. Cassis (58)	2005	Managing Partner, Cross Atlantic Partners

Warren D. Cooper, MD (53)	2002	President and Chief Executive Officer
		Prism Pharmaceuticals, Inc.

Audrey T. Cross, PhD (61)	1995	Associate Clinical Professor, School of
		Public Health, Columbia University

John H. Gutfreund (76)	2000	Senior Advisor, C. E.
		Unterberg, Towbin, and President, Gutfreund & Company, Inc.

Marvin Moser, MD (82)	1997	Clinical Professor of Medicine, Yale
		University School of Medicine

John H. Gutfreund was elected a Director of the Company in February 2000 and Chairman of the Board in September 2001. Mr. Gutfreund is Senior Advisor of C. E. Unterberg, Towbin, investment bankers, and President of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association. Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, Montefiore Medical Center, The Brookings Institution, Council on Foreign Relations, Honorary Trustee, Oberlin (Ohio) College, and Chairman Emeritus and board member of the Aperture Foundation. Mr. Gutfreund is also a director of Compudyne Corporation, Evercel Inc., GVI Security Solutions, Inc., LCA-Vision, Inc. and Maxicare Health Plans, Inc. He received a BA from Oberlin College.

P. George Benson, PhD, was elected a Director of the Company in July 1998. Dr. Benson is Dean of the Terry College of Business and holds the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia. Dr. Benson was previously the Dean of Rutgers Business School at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1996, Business News New Jersey named Dr. Benson one of New Jersey’s “Top 100 Business People.” In 1997, he was appointed to a three-year term as one of nine judges for the Malcolm Baldrige National Quality Award. In 2004, the U.S. Secretary of Commerce appointed him to the Board of Overseers for the Baldrige National Quality Award and, in 2005, appointed him chairman of the Board of Overseers. Earlier in his career, Dr. Benson worked in personnel planning for the Army Security Agency and in information systems for Bell Telephone Laboratories. Dr. Benson serves on the boards of directors of AGCO, Inc., Crawford & Company, and SignalOne Safety, Inc. He received a BS in mathematics from Bucknell University and a PhD in business from the University of Florida.

John L. Cassis was elected a Director of the Company in April 2005. Mr. Cassis is Managing Partner of Cross Atlantic Partners, a healthcare venture capital firm, which he joined in 1994 as a partner. He was formerly a Director of Salomon Brothers Venture Capital, which he joined in 1986 and headed from 1990 to 1994. From 1981 to 1986, he was President of Tower hall, a development banking company he founded. From 1976 to 1981, he was a Managing Director of Ardshiel Associates, Inc., a merchant bank. In 1972, Mr. Cassis joined Johnson & Johnson (“J&J”), where he had direct operating experience, founded the J&J Development Corporation, that firm’s venture capital arm, and was J&J’s Manager of Acquisitions. He served on the boards of directors of many companies, including IMPATH, Inc. (Chairman), Dome Imaging Systems, Inc. (Chairman), and ILEX Oncology, Inc. and currently holds directorships in Medivance, Inc., Medco Health Solutions and Biomedical Enterprises. Mr. Cassis received a BA from Harvard University and an MBA from the Harvard Business School.

Warren D. Cooper, MD was elected a Director of the Company in April 2002. Dr. Cooper has been President and CEO of Prism Pharmaceuticals, Inc., a privately held specialty pharmaceutical company that commercializes products for the treatment of cardiovascular disease, since September 2004. From 1999 to 2004, Dr. Cooper was president of Coalescence, Inc., a consultancy focused on business and product development for the pharmaceutical and healthcare industries. From 1995 to 1999, Dr. Cooper was the business unit leader of Cardiovascular Business Operations at AstraZeneca Pharmaceuticals LP. For three years before that he was executive director of the Medical Affairs & Drug Development Operations in the Astra/Merck Group of Merck & Co. Over a five-year period from 1987 to 1992, Dr. Cooper served as executive director for Worldwide Clinical Research Operations and as senior director for Clinical Research Operations (Europe) at Merck Research Laboratories. He was with Merck, Sharp & Dohme, U.K., from 1980 to 1987, first as a clinical research physician and later as director of medical affairs. Dr. Cooper is a member of the Medical Advisory Board of Zargis Medical Corp. (a Siemens joint venture). He also holds memberships in the American Association of Pharmaceutical Physicians, the American Society of Hypertension and the International Society of Hypertension. He received a B.Sc. in physiology and an M.B. B.S. (U.K. equivalent to U.S. MD) from The London Hospital Medical College, University of London.

Audrey T. Cross, PhD, was elected a Director of the Company in January 1995. Dr. Cross has been Associate Clinical Professor at the Institute of Human Nutrition at the School of Public Health of Columbia University since 1988. She also works as a consultant in the areas of nutrition and health policy. She has served as a special assistant to the United States Secretary of Agriculture as Coordinator for Human Nutrition Policy and has worked with both the United States Senate and the California State Senate on nutrition policy matters. Dr. Cross received a BS in dietetics, a Master of Public Health in nutrition and a PhD from the University of California at Berkeley, and a JD from the Hastings College of Law at the University of California at San Francisco.

Marvin Moser, M.D. was elected to the Board of Directors in October 1997. He is Clinical Professor of Medicine at the Yale School of Medicine and was The Senior Medical Consultant for the National High Blood Pressure Educations Program of the National Heart Lung & Blood Institute from 1974 to 2002. Dr. Moser’s research has focused on various approaches to the prevention and treatment of hypertension and heart disease. He has published extensively with more than 500 scientific publications and has authored or contributed to more than 30 books and numerous physician and patient education programs. Dr. Moser is Emeritus Chief of Cardiology of the White Plains New York Hospital Medical Center and served as Chairman or member of numerous national committees that have established guidelines for the management of hypertension and cardiovascular disease. He is Editor-in-Chief of the American Society of Hypertension Journal (the Journal of Clinical Hypertension) and is also a member of the Board of Trustees of the Third Avenue Value Funds, Comprehensive Neuroscience and the Trudeau Institute. Dr. Moser holds a BA from Cornell University and an M.D. from Downstate University College of Medicine in New York City. He was honored by the National Heart Lung & Blood institute in 1985 and 1993, the International Society of Hypertension in 2004 and the American Society of Hypertension in 2006 for his outstanding contributions to research and educational efforts in the field of hypertension and cardiovascular disease.

Executive Officers

The name, age and position(s) of each executive officer of the Company are:

Name	Position(s)

Paul Intlekofer (38)	President and Chief Executive Officer

Alan J. Kirschbaum (61)	Chief Financial Officer, Vice President Finance & Treasury

____________________________

Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment.

Paul Intlekofer was elected President and Chief Executive Officer on April 17, 2006 and continued to serve as Chief Financial Officer until May 26, 2006. Prior to that, he held the position of Chief Financial Officer and Senior Vice President, Corporate Development. From June 2002 to January 2003, he served the Company in varying capacities. From September 2001 to June 2002, Mr. Intlekofer was Senior Vice President of Planit, Inc., which provided strategic planning, capital formation, M&A, marketing and new product development services to the healthcare and financial industries. From 1998 to 2001 he was Senior Vice President of Corporate Development for Rdental LLC, the exclusive technology alliance of the American Dental Association and oral health content provider of WebMD. From 1995 to 1997 he was Director of Strategic Operations/Business Development for Doctors Health, a practice management and health insurance company. Early in his career, he practiced corporate and securities law for Venable, Baetjer & Howard. Mr. Intlekofer received his MBA and Juris Doctor from the University of Maryland and BA from the Johns Hopkins University.

Alan J. Kirschbaum, a Certified Public Accountant, was elected Chief Financial Officer on May 26, 2006. From July 2002 to April 2006, he was Vice President, Finance and Treasury, and Principal Accounting Officer. From December 1998 to June 2002 he served the Company as Controller. From 1996 to 1998, Mr. Kirschbaum was Vice President and Controller of AMS Asset Management Services. From 1984 to 1996, he held a series of increasingly responsible financial positions with Ascom Timeplex, Inc. He holds a BS from Pennsylvania State University, an MBA from Pace University.

Voting

Directors will be elected by a plurality of the votes cast. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such election has been approved.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company during the periods indicated for (i) the chief executive officer during fiscal year 2006 and (ii) certain other persons that served as executive officers in fiscal year 2006 whose total annual salary and bonus was in excess of $100,000.

SUMMARY COMPENSATION TABLE (1)(2)
Name and Principal Position	Annual Compensation			Long-Term Compensation	All Other Compensation
	Period	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	($)
Paul Intlekofer, President and Chief Executive Officer	7/1/05 - 6/30/06	273,125	--		51,216(3)
	7/1/04 - 6/30/05	244,901	50,000
	7/1/03 - 6/30/04	219,135	10,000
Alan J. Kirschbaum, Chief Financial Officer, Vice President Finance and Treasury	7/1/05 - 6/30/06	164,396	--
	7/1/04 - 6/30/05	160,962	5,000
	7/1/03 - 6/30/04	155,000	--
Gail Montgomery, former President, Chief Executive Officer and Director(5)	7/1/05 - 6/30/06	230,908	--		162,500(5)
	7/1/04 - 6/30/05	321,154	25,000
	7/1/03 - 6/30/04	296,153 (4)

(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director, the lesser of $50,000 or 10% of such person’s annual salary and bonus.

(2) Pursuant to the regulations promulgated by the Securities and Exchange Commission (the "Commission"), the table omits a number of columns reserved for types of compensation not applicable to the Company.

(3) Includes $6,000 for the use of an automobile and $45,216 in reimbursement for commutation and housing costs, inclusive of tax-related amounts.

(4) Includes $25,000 of deferred compensation.

(5) Gail Montgomery resigned as a director and officer of the Company on November 3, 2005. the Company and Ms. Montgomery entered into an Agreement and General Release and Waiver (the “Agreement”) dated as of November 30, 2005 that became effective on December 12, 2005. Under the Agreement, the Company agreed to pay Ms. Montgomery amounts equal to the salary she would have received for eight months had she not resigned, to provide to Ms. Montgomery health benefits for six months after her resignations, and to pay her $13,600 in additional amounts. The Agreement also provides that Ms. Montgomery’s vested options and vested SARs will be exercisable for one year after her resignation and that her non-vested options and non-vested SARs have expired. Ms. Montgomery agreed that she will not at any time disclose or use the Company’s confidential information, and that she will not directly or indirectly compete with the Company for one year after her resignation. The foregoing is only a brief summary of certain provisions of the Agreement, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to an 8-K filed December 15, 2005.

None of the individuals listed above received any long-term incentive plan awards during the fiscal year.

Employment Contracts

There are no employment contracts with any of the executive officers.

The following tables set forth information with regard to options granted during the fiscal year (i) to the Company's Chief Executive Officer, and (ii) to other officers of the Company named in the Summary Compensation Table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term

Name	Number Of Securities Underlying Options/SARs Granted (#)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Paul Intlekofer	0	0%	--	--	--	--
Alan J. Kirschbaum	0	0%	--	--	--	--
Gail Montgomery	0	0%	--	--	--	--

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Individual Grants
Name	Shares Acquired in Exercise (#)	Value realized ($)	Number of Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul Intlekofer	0	0	993,333	66,667	$1,447,833	$100,667
Alan J. Kirschbaum	0	0	210,000	25,000	$202,495	$26,850
Gail Montgomery	833,334	809,000	725,000	--	$1,432,800	--

Pension Plans

Nutrition 21, Inc.

On August 3, 2004, Burns Philp advised the Company that no further pension benefits will be earned for services performed or compensation paid on or after September 19, 2004. Eligible employees of the Company were, until September 19, 2004, entitled to participate and to accrue benefits in the AB Mauri Food Inc. Retirement Plan, a non-contributory pension plan (the “Pension Plan”) maintained by AB Mauri Food Inc. Service with the Company after September 19, 2004 will be considered solely for purposes of vesting and for determining eligibility for early retirement benefits. Ms. Montgomery and Mr. Kirschbaum are fully vested in the Pension Plan. Mr. Intlekofer will vest in the Pension Plan in September 2007 if he is then employed by the Company. Ms. Montgomery will receive approximately $14,000 in annual benefits under the Pension Plan at age 65. Mr. Kirschbaum will receive approximately $13,900 in annual benefits under the plan at age 65. If Mr. Intlekofer vests in the Pension Plan, he will receive approximately $5,900 in annual benefits under the Plan at age 65.

Director Compensation

Non-management Directors each receive a quarterly director’s fee of $2,500 and the Chairman of the Board receives a quarterly director’s fee of $3,750. Each non-management Director also receives $750 for each board meeting, $300 for each committee meeting, and options to purchase 25,000 shares of Common Stock. Upon joining the board, each non-management Director receives options to purchase 20,000 shares of common stock.

NOMINATING COMMITTEE

The Company does not have a standing Nominating Committee or a Nominating Committee Charter. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the lack of turnover in the Company’s Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors. All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In fiscal year 2006, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Shareholders" and “Notice Required to Bring Business Before an Annual Meeting” below. To date, the Company has not received any recommended nominees from any non-management shareholder or group of shareholders that beneficially owns more than five percent of its voting stock.

COMPENSATION COMMITTEE

The Board of Directors has a Compensation Committee which consists of independent directors John L. Cassis, Audrey T. Cross, and John H. Gutfreund. The Compensation Committee held two meetings during the fiscal year ended June 30, 2006.

Compensation Committee Interlocks and Insider Participation

The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company is responsible for developing, and recommending to the Board of Directors, the Company’s compensation policies for executives of the Company. The goals of the Company’s compensation policy are to (i) offer competitive compensation that will attract and retain the type of high caliber executives necessary to achieve the Company’s business objectives and (ii) align the interests of executives with the long-term interests of the Company and its shareholders. The Company has primarily used base salary and, in some instances, bonuses and stock options to meet these goals. The Compensation Committee believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company’s executives and to date has not followed specific objective performance criteria when establishing such compensation levels. The compensation level for each of these executives in the fiscal year ended June 30, 2006, was based on an evaluation of a number of factors, including the executive’s position and responsibilities, service and accomplishments and present and future value to the Company.

Chief Executive Officer Compensation

The compensation paid in the fiscal year ended June 30, 2006, to the Company’s Chief Executive Officer named in the Summary Compensation Table above consisted of base salary determined in accordance with the criteria set forth above for executive officers. He also received an automobile allowance and reimbursement for commutation and housing, inclusive of tax-related amounts. The Chief Executive Officer received a $62,500 increase in base salary during fiscal 2006, effective on his election as Chief Executive Officer on April 17, 2006, but did not receive a bonus or a stock option grant. See “Executive Compensation.”

Members of the Compensation/Stock Option Committee John L. Cassis Audrey T. Cross John H. Gutfreund

AUDIT COMMITTEE

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are P. George Benson, Warren. D. Cooper and John. H. Gutfreund. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, John H. Gutfreund. Mr. Gutfreund is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A. The function of the Audit Committee is to make recommendations concerning the selection each year of an independent registered public accounting firm, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent registered public accounting firm whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met four times during the fiscal year ended June 30, 2006 . The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in NASDAQ Stock Market’s Marketplace Rule 4200.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent registered public accounting firm.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met four times during fiscal year 2006.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company’s financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires an independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and a letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The independent registered public accounting firm has discussed its independence with the Audit Committee, and has confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

AUDIT COMMITTEE P. George Benson Warren D. Cooper John H. Gutfreund

Code of Ethics

The Company has adopted (i) Standards of Business Conduct (“Standards”) and (ii) Business Conduct and Compliance Program (“Program”) that includes its code of ethics. The Standards and Program are posted on the Company’s website: www.nutrition21.com. After accessing the Company’s website, click on Investor Relations and then on Shareholder Information. Any amendments or waivers will be posted on the Company’s website.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company assists its officers and directors with its filings.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no filings were required, the Company believes that during the period from July 1, 2005 through June 30, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that four Forms 4 were filed late by the Company on behalf of John L. Cassis, a director, with respect to common stock dividends that related entities received.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical investment made on June 29, 2001 through June 30, 2006 (assuming reinvestment of dividends) in (a) the Company's Common Stock; (b) all NASDAQ stocks and (c) all pharmaceutical companies listed on AMEX. Pharmaceutical companies represent the industry grouping for which information was readily available which is most comparable to the Company. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

Principal Shareholders and Share Ownership of Directors and Officers.

The following table sets forth, as of September 21, 2006, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's executive officers and directors and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577-2197.

Shares Owned Beneficially and of Record (1)

Name and Address	No. of Shares	% of Class

P. George Benson (2)	140,000	*

John L. Cassis (3)	2,866,846	4.99

Warren D. Cooper (4)	80,000	*

Audrey T. Cross (5)	164,000	*

John H. Gutfreund (6)	260,000	*

Paul Intlekofer (7)	1,107,050	1.89

Alan Kirschbaum (8)	245,000	*

Gail Montgomery (9)	628,275	1.08

Marvin Moser (4)	195,000	*

Arnold Blair	4,000,000	6.96

Mark Stenberg	4,000,000	6.96

Wyeth (10)	3,478,261	6.05
5 Giralda Farms
Madison, NJ 07940

☐ All Executive Officers and Directors	5,047,896	8.13
as a Group (8 persons) (11)

* Less than 1%

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group or group of persons is deemed to have “beneficial ownership” of any shares as of a given date, which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 130,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3) Consists of 204,401 shares of Common Stock paid as dividends on Preferred Stock owned by affiliates of Mr. Cassis, 2,393,299 shares of Common Stock issuable on conversion of 3,000 shares of Preferred Stock owned by affiliates of Mr. Cassis, 234,146 shares of Common Stock issuable on exercise of Warrants owned by affiliates of Mr. Cassis and 35,000 shares issuable upon exercise of currently exercisable options under the Company’s Stock Option Plans. Does not include 687,310 additional shares of Common Stock that these affiliates may acquire upon exercise of Warrants subject to a restriction (the “4.99% Restriction”) that limits the right of a holder to convert Preferred Stock and to exercise Warrants if beneficial ownership of the holder and its affiliates would exceed 4.99% of the shares of Common Stock that would then be outstanding after giving effect to such conversion or exercise. Mr. Cassis disclaims beneficial ownership of the securities referred to in this footnote except to the extent of his pecuniary interest in these securities.

(4) Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(5) Includes 160,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6) Includes 110,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7) Includes 1,060,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans and a warrant.

(8) Includes 215,000 shares issuable upon exercise of currently exercisable options under the Company’s Stock Option Plans.

(9) Includes 628,275 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(10) Formerly American Home Products Corporation.

(11) Includes 1,975,000 shares issuable upon exercise of currently exercisable options under the Company’s Stock Option Plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Board of Directors has appointed J. H. COHN LLP as its independent registered public accounting firm to audit and review the financial statements of our Company for the fiscal year ending June 30, 2007, subject to ratification by the shareholders.

In the event that the shareholders fail to ratify this reappointment, other independent registered public accounting firms will be considered upon recommendation of the Audit Committee. Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

A representative of J. H. COHN LLP who is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Independent Registered Public Accounting Firms for the fiscal years ended June 30, 2006 and 2005.

Set forth below is certain information concerning audit and related services rendered to the Company by J.H. Cohn LLP for the fiscal years ended June 30, 2006 and 2005. As indicated below, in addition to reviewing financial statements, J.H. Cohn LLP provided other services in the fiscal years ended June 30, 2006 and 2005. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of the firm.

Audit Fees. In the fiscal years ended June 30, 2006 and June 30, 2005, J. H. Cohn LLP billed the Company $125,000 and $102,000, respectively, for audit services.

Audit related fees. In the fiscal years ended June 30, 2006 and June 30, 2005, J.H. Cohn LLP billed the Company $21,000 and $21,000, respectively, for services related to registrations on Forms S-3 and S-8. In the fiscal year ended June 30, 2005, Ernst & Young LLP billed the Company $22,500 for services related to registrations on Forms S-3 and S-8.

Tax Fees. In the fiscal years ended June 30, 2006 and June 30, 2005, J. H. Cohn LLP billed the Company $19,422 and $20,000, respectively, for tax compliance services.

All other fees. None

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is directly and solely responsible for oversight, engagement and termination of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Committee (i) meets with the independent registered public accounting firm prior to the audit and discusses the planning and staffing of the audit; (ii) approves in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services and approves the fees and other terms of any such engagement; (iii) obtains periodically from the independent registered public accounting firm a formal written statement of the matters required to be discussed by Independent Standards Board Statement No. 1, and, in particular, describing all relationships between the auditor and the Company; (iv) discusses with the independent registered public accounting firm any disclosed relationships or services that may impact auditor objectivity and independence; and (v) conducts periodic meetings with the independent registered public accounting firm regarding maters required to be discussed under Statements on Auditing Standards No. 61, as amended.

Voting

Ratification of the reappointment of J. H. COHN LLP as its independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending June 30, 2007, requires the affirmative vote of a majority of the votes cast on the matter. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

The Board of Directors unanimously recommends that you vote FOR such ratification designated as Proposal 2 on the enclosed proxy card.

OTHER MATTERS
Expense Of Solicitation

The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Shareholder Communications With the Board of Directors

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at 914-701-4525. However, shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Nutrition 21, Inc., c/o Corporate Secretary, 4 Manhattanville Road, Purchase, NY 10577. Any communications must contain a clear notation indicating that it is a "Shareholder--Board Communication" or a "Shareholder--Director Communication" and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Proposals Of Shareholders

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year’s proxy statement shareholder proposals received by June 6, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577 Attention: Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the fiscal year 2007 annual meeting of shareholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Annual Report; Exhibits To Annual Report on Form 10-K

A copy of our Annual Report for the 2006 Fiscal Year has been mailed concurrently with this Proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. A COPY OF OUR FORM 10-K IS AVAILABLE UPON REQUEST, WITHOUT CHARGE. WE WILL FURNISH ANY EXHIBIT TO THE FORM 10-K UPON THE PAYMENT OF A REASONABLE FEE WHICH FEE SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING ANY SUCH EXHIBIT.

ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 4 Manhattanville Road, Purchase, New York  10577.

Other Matters

The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors’ recommendations.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated: Purchase, New York, October 4, 2006
By Order of the Board of Directors

BENJAMIN T. SPORN, Secretary

NUTRITION 21, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

November 9, 2006 10:00 AM

The undersigned hereby appoints Paul Intlekofer and Benjamin T. Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held November 9, 2006 or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2

1.	ELECTION OF DIRECTORS

FOR ALL NOMINEES	☐

WITHHOLD AUTHORITY
ALL NOMINEES	☐

FOR ALL EXCEPT
(See Instruction below)	☐

(INSTRUCTION: To WITHHOLD authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each you wish to withhold.)

P. George Benson	☐

John L. Cassis	☐

Warren D. Cooper	☐

Audrey T. Cross	☐

John H. Gutfreund	☐

Marvin Moser	☐

2. RATIFICATION OF APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

FOR	☐	AGAINST	☐	ABSTAIN	☐

(Continued and to be signed on reverse side)

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In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MS. CROSS, AND MESSRS. BENSON, CASSIS, COOPER, GUTFREUND, AND MOSER, AS DIRECTORS; AND TO APPROVE THE APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007 .

Dated: ________________________

________________________________
Signature

_______________________________
Signature if held jointly

(Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please mark, date, sign and
return this Proxy in the enclosed envelope.

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